    As filed with the Securities and Exchange Commission on September 24, 1999.

                                               REGISTRATION NO.________________

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                           CITY NATIONAL CORPORATION
           (Exact Name of Registrant as specified in its charter)

              Delaware                             95-2568550
   (State or other jurisdiction of     (I.R.S. Employer Identification No.)
    incorporation or organization)

             400 North Roxbury Drive
            Beverly Hills, California                       90210
      (Address of Principal Executive Offices)           (Zip Code)

                CITY NATIONAL CORPORATION -- 1999 OMNIBUS PLAN
                           (Full title of the plan)

                     Arthur G. Spence, Assistant Secretary
                              City National Bank
                            400 North Roxbury Drive
                        Beverly Hills, California 90210
                    (Name and address of agent for service)
                                  310-888-6260
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------
                                   Proposed             Proposed
 Title of                          Maximum              Maximum
 Securities        Amount          Offering             Aggregate     Amount of
 to be             to be           Price Per            Offering      Registration
 Registered        Registered      Share                Price         Fee
----------------------------------------------------------------------------------
 Common Stock
 $1.00 Par Value   3,500,000(1)    $31.69-$38.38(2)     $115,289,594  $32,053
----------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(b) under the Securities Act of 1933 as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares that may become issuable pursuant to the anti-dilution adjustment provisions of the Plan.

(2) Based on 1) the average of the high and low price of the common stock ($31.6875) of the Registrant on the New York Stock Exchange on September 21, 1999 for 2,627,100 shares; 2) options granted on April 21, 1999 846,400 at $36.6875; on June 23, 1999 7000 at $38.3750; on June 28, 1999 13,000 at
$37.5625; on July 1, 1999 3,000 at $38.0000; on July 19, 1999 1,000 at
$34.8125; on August 23, 1999 2,500 at $34.1250. Provided pursuant to Rule 457 solely for purposes of calculating the registration fee.

                                  ----------

Approximate date of proposed sale: From time to time after effective date of Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Certain Documents by Reference.

         The Registrant, City National Corporation, hereby incorporates into this Registration Statement by reference the following documents, which have been filed by the Registrant with the SEC:

         (a) The Registrant's latest annual report on Form 10-K for the year ended December 31, 1998, filed pursuant to Section 13 of the Securities Exchange Act of 1934;

         (b) The Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1999 and June 30, 1999, filed pursuant to
             Section 13 of the Securities Exchange Act of 1934; and

         (c) The description of the Registrant's common stock which is contained in the Registration Statement on Form 8-A filed on April 20, 1990, by the Registrant under Section 12 of the Securities Exchange Act of 1934.

         All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicate that all securities offered have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The financial statements incorporated into this Prospectus by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, have been so incorporated in reliance on the report of KPMG LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The legality of the securities offered hereby has been passed upon by Arthur G. Spence. Mr. Spence is Assistant Secretary of the Registrant and Senior Vice President, Acting General Counsel and Assistant Secretary of City National Bank, a wholly owned subsidiary of the Registrant. Mr. Spence was deemed to be the beneficial owner of 8,320 shares of the common stock (including those options exercisable within 60 days) and is eligible to receive additional options as an employee of the Registrant.

Item 6.  Indemnification of Directors and Officers.

         As authorized by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation provides that the Registrant shall indemnify officers and directors of the Registrant against claims and expenses by reason of the fact that any such person is or was an officer or director of the Registrant, provided certain requirements are satisfied and upon the approval of the

Registrant's Board of Directors. The Registrant carries an insurance policy which covers directors and officers for such liabilities associated therewith.

         Section 145 of the Delaware Statute permits indemnification in cases when a director or officer has been successful in defending any claim or proceeding and permits indemnification, even if a director or officer has not been successful, in cases when the director or officer acted in good faith and in a manner that he reasonably believed was in, or not opposed to, the best interest of the corporation. To be indemnified with respect to criminal proceedings, the director or officer must also have had no reasonable cause to believe that his conduct was unlawful. In the case of a claim by a third party (that is, a party other than the corporation), the Delaware Statute permits indemnification for judgments, fines, and amounts paid in settlement, as well as expenses. In the case of a claim by or in the right of the corporation (including stockholder derivative suits), indemnification under the Delaware Statute is limited to expenses, but does not cover judgments or amounts paid in settlement, and no indemnification of expenses is permitted if the director or officer is adjudged liable to the corporation, unless a court determines that, despite such adjudication, but in view of all the circumstances, such indemnification is nonetheless proper. The Delaware Statute also permits the advancement of expenses to directors and officers upon receipt by the corporation of an undertaking to repay all amounts so advanced if it is ultimately determined that the director or officer has not met the applicable standard of conduct and is, therefore, not entitled to be indemnified.

         The Restated Certificate of Incorporation Seventh of City National Corporation generally provides that, subject to certain limitations, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending, or completed legal action, suit or proceeding whether civil, criminal, administrative, or investigative by reason of the fact that he is or was a director or officer of City National Corporation is or was serving at the request of the Corporation as a director or officer of another corporation or in any capacity with respect to an employee benefit plan, shall be indemnified and held harmless by the Corporation, to the full extent authorized by the Delaware Statute, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection therewith, provided that such proceeding was authorized by the Board of Directors. Such indemnification shall continue as to a person who has ceased to be a director. Seventh also provides that City National Corporation may pay the expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to City National Corporation of an undertaking, by or on behalf of such director or officer to repay such amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under Seventh. By action of the Board of Directors, City National Corporation is authorized to provide comparable indemnification to employees and agents.

         Both the Delaware Statute and the Restated Certificate of Incorporation Seventh of City National Corporation specifically state that their indemnification provisions shall not be deemed exclusive of any other indemnity rights a director may have. City National Corporation has entered into Indemnification Agreements with each of its directors that are intended to assure the directors that they will be indemnified to the fullest extent permitted by Delaware law.

         Section 145 of the Delaware Statute permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such. Under an insurance policy maintained by City National Corporation, City National Corporation is insured for certain amounts that it may be obligated to pay directors and officers by way of indemnity, and each such director and officer is insured against certain losses that he may incur by reason of his being a director or officer and for which he is not indemnified by City National Corporation.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the Securities Act), may be permitted to directors, officers or persons controlling City National Corporation pursuant to the foregoing provisions, City National Corporation has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         5.1  Opinion of Arthur G. Spence and consent.

         23.1 Consent of KPMG LLP.

         99.1 1999 Omnibus Plan (incorporated by reference to Exhibit "A" of the Registrant's Proxy Statement dated March 18, 1999).


Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deficiencies from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on September 22, 1999.

                                       CITY NATIONAL CORPORATION
                                       Registrant

                                       By: /s/ Russell Goldsmith
                                           -----------------------
                                           Russell Goldsmith, Vice Chairman
                                           and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints RUSSELL GOLDSMITH, FRANK P. PEKNY and ARTHUR G. SPENCE, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                Capacity                          Date
/s/ Russell Goldsmith                    Vice Chairman and Chief
----------------------------------       Executive Officer and Director    September 22, 1999
RUSSELL GOLDSMITH                        (Principal Executive Officer)

/s/ Frank P. Pekny                       Chief Financial Officer and
----------------------------------       Treasurer                         September 22, 1999
FRANK P. PEKNY                           (Principal Financial Officer)

/s/ Stephen D. McAvoy                    Controller                        September 22, 1999
----------------------------------       (Principal Accounting Officer)
STEPHEN D. MCAVOY

/s/ George H. Benter, Jr.
----------------------------------       President and Director            September 22, 1999
GEORGE H. BENTER, JR.

/s/ Richard L. Bloch
----------------------------------       Director                          September 22, 1999
RICHARD L. BLOCH

/s/ Stuart D. Buchalter
----------------------------------       Director                          September 22, 1999
STUART D. BUCHALTER

/s/ Ezuniel Burts
----------------------------------       Director                          September 22, 1999
EZUNIEL BURTS

/s/ Bram Goldsmith                       Chairman of the Board and
----------------------------------       Director                          September 22, 1999
BRAM GOLDSMITH


----------------------------------       Director                          September __, 1999
BARRY M. MEYER

/s/ Michael L. Meyer
----------------------------------       Director                          September 22, 1999
MICHAEL L. MEYER



Signature                                Capacity                          Date

----------------------------------       Director                          September __, 1999
CHARLES E. RICKERSHAUSER, JR.


----------------------------------       Director                          September __, 1999
EDWARD SANDERS

/s/ Andrea Van de Kamp
----------------------------------       Director                          September 22, 1999
ANDREA VAN DE KAMP

/s/ Kenneth Ziffren
----------------------------------       Director                          September 22, 1999
KENNETH ZIFFREN


                               INDEX TO EXHIBITS


    EXHIBIT NO.   EXHIBIT                                          PAGE NO.
      5.1         Opinion of Arthur G. Spence, and                    9
                  Consent

     23.1         Consent of KPMG LLP                                10

     24.1         Power of Attorney for Directors (on
                  signature page)

     99.1         1999 Omnibus Plan (incorporated by
                  reference to Exhibit "A" to the
                  Registrant's Proxy Statement dated
                  March 18, 1999).